UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2014

Navient Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2014, based upon the recommendation of the Nominations and Governance Committee of the Board of Directors (the “Board”) of Navient Corporation (the “Company”), the Board unanimously (i) increased the maximum size of the Board from 12 to 13 and (ii) approved the appointment of Anna Escobedo Cabral as a director to fill the resulting vacancy on the Board, effective immediately. Prior to the appointment, the Board determined that Ms. Cabral is independent for purposes of the listing standards of the NASDAQ Global Select Market and the Company’s Corporate Governance Guidelines. As of the date of her appointment, the Board had not determined on which committees Ms. Cabral would serve.

On December 10, 2014, effective immediately, the Board appointed Ms. Cabral to its Audit Committee and its Finance and Operations Committee. The Board has previously determined that Ms. Cabral satisfies all applicable requirements to serve on the Committees to which she has been appointed, including without limitation the applicable requirements of the listing standards of the NASDAQ Global Select Market, the Company’s Corporate Governance Guidelines, and the Securities Exchange Act of 1934, as amended.

Ms. Cabral, age 55, currently serves as Senior Principal Advisor, External Relations at the Inter-American Development Bank in Washington, D.C. where she serves as the principal liaison between the bank’s top management, the Unites States Congress and other countries’ Parliaments. Previously, Ms. Lehman served as the Treasurer of the United States from 2004 to 2009, the Director of the Smithsonian Institution’s Center for Latino Initiatives and the President and Chief Executive Officer of the Hispanic Association on Corporate Responsibility from 1999-2003.

Ms. Cabral will be compensated for her board service in accordance with the standard compensation practices for non-employee directors, which are more fully described in the “Director Compensation” section of the Company’s Registration Statement on Form 10, as amended, filed with Securities and Exchange Commission on April 10, 2014 and declared effective on April 14, 2014.

There are no arrangements or understandings between Ms. Cabral and any other person pursuant to which she was selected to serve as a director of the Company, nor is she a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release regarding the appointment of Ms. Cabral to the Board, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1*	Press Release of Navient Corporation, dated as of December 11, 2014

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Date: December 11, 2014	By:	/s/ Mark L. Heleen
Mark L. Heleen
Senior Vice President, Senior Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release of Navient Corporation, dated as of December 11, 2014

*	Filed herewith.